UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2020, Reed’s Inc., a Delaware corporation, (“Reed’s”) and Rosenthal & Rosenthal, Inc. (“Rosenthal”), Reed’s senior secured lender, entered into an amendment to that certain Financing Agreement dated October 4, 2018 by and between them (the “Amendment”), reducing the number of days that the irrevocable standby letter of credit in the amount of $1.5 million (“LC”), which serves as financial collateral for certain obligations of Reed’s under the Rosenthal credit facility, must be replaced or renewed from 90 days to 60 days. The current LC by Daniel J. Doherty, III and Daniel J. Doherty, III 2002 Family Trust in favor of Rosenthal expires March 30, 2021.

In connection with the satisfaction and settlement by Reed’s of its obligations to Raptor Harbor Reeds SPV, LLC (“Raptor”), on December 23, 2020, Rosenthal and Raptor entered into a termination agreement (“Termination Agreement”), terminating the Subordination Agreement dated October 4, 2018 by and between them.

The foregoing description of the Amendment and Termination Agreement and the transactions contemplated therein and thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to Reed’s annual report on Form 10-K for the period ending December 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in item 1.01 are incorporated herein by this reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

Final Voting Results

At the Reed’s Inc. 2020 Annual Meeting of Stockholders on December 21, 2020, the stockholders of Reed’s Inc., a Delaware corporation (“Reed’s”) elected all of the nominees to the board of directors.

In addition, the stockholders adopted and approved the 2020 Equity Incentive Plan, approved the amendment to the Certificate of Incorporation increasing the number of authorized common shares and ratified the selection of Weinberg & Company, P. A. as the Company’s independent registered public accounting firm for fiscal 2021.

Of the 63,412,210 shares of common stock outstanding on the record date of November 16, 2020, a total of 48,399,786 shares were voted in person or by proxy, representing 76.33% of the votes entitled to be cast, constituting a majority and therefore more than a quorum of the outstanding shares entitled to vote. Votes were cast as follows:

1. To elect John Bello, Daniel J. Doherty III, Norman E. Snyder, Jr., Christopher J. Reed, Lewis Jaffe, Scott R. Grossman, James C. Bass and Louis Imbrogno Jr. to serve a one-year term until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification

		Vote		Broker
	Vote For	Against	Abstentions	Non-Vote
John Bello	23,516,037	1,575,274	871,541	22,436,934
Norman E. Snyder, Jr.	23,630,562	1,476,101	856,189	22,436,934
Daniel J. Doherty III	23,342,011	1,723,743	897,098	22,436,934
Christopher J. Reed	17,567,314	7,516,317	879,221	22,436,934
Lewis Jaffe	19,845,319	5,244,569	872,964	22,436,934
Scott R. Grossman	19,918,510	5,172,482	871,860	22,436,934
James C. Bass	20,819,720	4,282,162	860,970	22,436,934
Louis Imbrogno Jr.	24,443,661	658,999	860,192	22,436,934

2. To approve the Reed’s, Inc. Amended and Restated 2020 Equity Incentive Plan

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
18,162,525	6,953,555	846,772	22,436,934

3. To amend Certificate of Incorporation to increase authorized shares of common stock from 100,000,000 to 120,000,000

	Vote
Vote For	Against	Abstentions
44,443,131	3,098,180	858,469

4. To ratify the selection of Weinberg & Company, P. A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020

	Vote
Vote For	Against	Abstentions
47,295,065	981,749	122,972

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: December 28, 2020	By:	/s/ Thomas J. Spisak
Thomas J. Spisak,
Chief Financial Officer